Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	April 21, 2006 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, GA., April 21, 2006 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,309,000 for the first quarter of 2006, up 6.21 percent from first quarter 2005 net income of $2,174,000. Diluted earnings per share for the first quarter of 2006 was $0.32 per share compared to $0.30 per share for the same year ago period or an increase of 6.67 percent. Annualized return on assets for the quarter was 0.83 percent and return on equity excluding FASB 115 accounting effect was 13.12 percent, compared to 0.87 percent and 13.76 percent for the same year ago period, respectively. Net interest margin was up slightly from 3.80 percent for first quarter 2006 compared to 3.77 percent for first quarter 2005 and 3.79 percent for fourth quarter 2005.

Total assets increased 15.00 percent to $1,145,186,000 on March 31, 2006 from $995,826,000 a year ago. Net loans increased 11.88 percent to $881,897,000 on March 31, 2006 from $788,232,000 a year ago. Total deposits increased 15.24 percent to $974,672,000 on March 31, 2006 from $845,753,000 a year ago. Shareholders’ equity on March 31, 2006 was $69,625,000 and equaled 6.08 percent of total assets.

The ratio of non-performing assets to loans and other real estate on March 31, 2006 was 1.22 percent as compared to 1.37 percent on March 31, 2005 and 1.25 percent on December 31, 2005. The first quarter 2006 provision for loan losses were $922,000 compared to $808,000 for the same period in 2005. Net charge-offs for the quarter were 0.11 percent of average loans, up from 0.08 percent for the first quarter of 2005. One large commercial loan accounted for approximately 44 percent of the gross charge-offs during the quarter. The loan loss reserve of $10,760,000 on March 31, 2006 was 1.21 percent of total loans, which provided coverage of 122.08 percent of non-performing loans and 98.31 percent of non-performing assets, compared to 107.20 percent and 92.62 percent on March 31, 2005, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.0775 per share compared to $0.075 per share in the fourth quarter of 2005 and to the cash dividend of $0.068 split-adjusted per share in the first quarter of 2005. The first quarter dividend payment represents an increase of 13.97 percent over the dividend payment in first quarter 2005.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-eight offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	03/31/06	03/31/05	03/31/06	03/31/05
EARNINGS SUMMARY
Net Interest Income	$9,933	$8,852	$9,933	$8,852
Provision for Loan Losses	922	808	922	808
Non-interest Income	1,608	1,602	1,608	1,602
Non-interest Expense	7,087	6,284	7,087	6,284
Income Taxes	1,223	1,188	1,223	1,188
Net Income	2,309	2,174	2,309	2,174
Operating Income	2,309	2,174	2,309	2,174

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	03/31/06	03/31/05	03/31/06	03/31/05
PER SHARE SUMMARY (2)
Common Shares Outstanding	7,190,735	7,185,085	7,190,735	7,185,085
Weighted Average Diluted Shares	7,172,669	7,165,276	7,172,669	7,165,276
Net Income Per Weighted Average Diluted Shares	$0.32	$0.30	$0.32	$0.30
Operating Income Per Weighted Average Diluted Shares	$0.32	$0.30	$0.32	$0.30
Dividends Declared Per Share	$0.0775	$0.068	$0.0775	$0.068

	QUARTER ENDED		YEAR-TO-DATE
	03/31/06	03/31/05	03/31/06	03/31/05
OPERATING RATIOS (1)
Net Interest Margin (a)	3.80%	3.77%	3.80%	3.77%
Return on Average Assets Based on Net Income	0.83%	0.87%	0.83%	0.87%
Return on Average Assets Based on Operating Income	0.83%	0.87%	0.83%	0.87%
Return on Average Equity Based on Net Income(b)	13.12%	13.76%	13.12%	13.76%
Return on Average Equity Based on Operating Income(b)	13.12%	13.76%	13.12%	13.76%
Efficiency (c)	61.11%	59.81%	61.11%	59.81%

	QUARTER ENDED
	03/31/06	03/31/05
ENDING BALANCES (2)
Total Assets	$1,145,186	$995,826
Loans, Net of Reserves	881,897	788,232
Allowance for Loan Losses	10,760	10,171
Goodwill	2,412	2,412
Intangible Assets	495	596
Deposits	974,672	845,753
Stockholders’ Equity	69,625	62,784
Book Value Per Share	$9.68	$8.74
Tangible Book Value Per Share	$9.28	$8.32
Shareholders’ Equity to Total Assets	6.08%	6.30%

(1)	Annualized.
(2)	All Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	03/31/06	03/31/05	03/31/06	03/31/05
AVERAGE BALANCES
Total Assets	$1,111,827	$997,324	$1,111,827	$997,324
Loans, Net of Reserves	862,415	773,920	862,415	773,920
Deposits	944,880	849,537	944,880	849,537
Stockholders’ Equity	68,960	62,462	68,960	62,462

	QUARTER ENDED		YEAR-TO-DATE
	03/31/06	03/31/05	03/31/06	03/31/05
ASSET QUALITY
Nonperforming Loans	$8,814	$9,488	$8,814	$9,488
Nonperforming Assets	10,945	10,981	10,945	10,981
Net Loan Chg-offs (Recoveries)	924	649	924	649
Reserve for Loan Loss to Gross Loans	1.21%	1.27%	1.21%	1.27%
Reserve for Loan Loss to Non-performing Loans	122.08%	107.20%	122.08%	107.20%
Reserve for Loan Loss to Non-performing Assets	98.31%	92.62%	98.31%	92.62%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.11%	0.08%	0.11%	0.08%
Nonperforming Loans to Gross Loans	0.99%	1.19%	0.99%	1.19%
Nonperforming Assets to Total Assets	0.96%	1.10%	0.96%	1.10%
Nonperforming Assets to Loans and Other Real Estate	1.22%	1.37%	1.22%	1.37%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2006	4Q2005	3Q2005	2Q2005	1Q2005
Assets	$1,145,186	$1,108,338	$1,063,211	$1,018,095	$995,826
Loans	881,897	848,053	831,493	817,687	788,232
Deposits	974,672	944,365	900,731	859,390	845,753
Equity	69,625	68,128	66,893	65,257	62,784
Net Income	2,309	2,305	2,251	2,247	2,174
Net Income Per Share (2)	0.32	0.32	0.31	0.31	0.30
Dividends Declared Per Share (2)	0.0775	0.075	0.072	0.07	0.068

Key Performance Ratios	1Q2006	4Q2005	3Q2005	2Q2005	1Q2005

Return on Assets	0.83%	0.84%	0.87%	0.89%	0.87%
Return on Equity*	13.12%	13.40%	13.43%	13.77%	13.76%
Equity/Assets	6.08%	6.15%	6.29%	6.41%	6.30%
Net Interest Margin	3.80%	3.79%	3.82%	3.88%	3.77%

*	Excludes FASB 115 Accounting Effect
(2)	All per share data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	Mar 31, 2006	Mar 31, 2005
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$24,785	$18,280
Federal Funds Sold	54,104	24,547

	78,889	42,827

Interest-Bearing Deposits	3,631	2,451

Investment Securities
Available for Sale, at Fair Value	124,221	113,808
Held for Maturity, at Cost (Fair Value of $81 and $83 as of March 31, 2006 and March 31, 2005, Respectively)	81	83

	124,302	113,891

Federal Home Loan Bank Stock, at Cost	5,469	4,742

Loans	893,100	798,437
Allowance for Loan Losses	(10,760)	(10,171)
Unearned Interest and Fees	(443)	(34)

	881,897	788,232

Premises and Equipment	26,280	22,143

Other Real Estate	2,131	1,493

Goodwill	2,412	2,412

Other Intangible Assets	495	596

Other Assets	19,680	17,039

Total Assets	$1,145,186	$995,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-Bearing	$73,545	$64,310
Interest-Bearing	901,127	781,443

	974,672	845,753

Borrowed Money
Subordinated Debentures	19,074	19,074
Federal Funds Purchased	0	1,000
Other Borrowed Money	74,672	61,393

	93,746	81,467

Other Liabilities	7,143	5,822

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,190,735 and 5,748,068 Shares as of March 31, 2006 and March 31, 2005, Respectively	7,191	5,748
Paid in Capital	24,215	24,054
Retained Earnings	40,353	34,805
Restricted Stock- Unearned Compensation	(488)	(509)
Accumulated Other Comprehensive Loss, Net of Tax	(1,646)	(1,314)

	69,625	62,784

Total Liabilities and Stockholders’ Equity	$1,145,186	$995,826

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Three Months Ended
	03/31/06	03/31/05	03/31/06	03/31/05
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$16,753	$12,974	$16,753	$12,974
Federal Funds Sold	479	235	479	235
Deposits with Other Banks	18	17	18	17
Investment Securities
U. S. Government Agencies	1,164	868	1,164	868
State, County and Municipal	91	54	91	54
Corporate Obligations	36	30	36	30
Dividends on Other Investments	59	34	59	34

	18,600	14,212	18,600	14,212

Interest Expense
Deposits	7,514	4,484	7,514	4,484
Federal Funds Purchased	9	0	9	0
Borrowed Money	1,144	876	1,144	876

	8,667	5,360	8,667	5,360

Net Interest Income	9,933	8,852	9,933	8,852
Provision for Loan Losses	922	808	922	808

Net Interest Income After Provision for Loan Losses	9,011	8,044	9,011	8,044

Noninterest Income
Service Charges on Deposits	1,032	930	1,032	930
Other Service Charges, Commissions and Fees	215	184	215	184
Mortgage Fee Income	123	107	123	107
Other	238	381	238	381

	1,608	1,602	1,608	1,602

Noninterest Expense
Salaries and Employee Benefits	4,079	3,322	4,079	3,322
Occupancy and Equipment	985	900	985	900
Other	2,023	2,062	2,023	2,062

	7,087	6,284	7,087	6,284

Income Before Income Taxes	3,532	3,362	3,532	3,362
Income Taxes	1,223	1,188	1,223	1,188

Net Income	$2,309	$2,174	$2,309	$2,174

Net Income Per Share of Common Stock
Basic	$0.32	$0.30	$0.32	$0.30

Diluted	$0.32	$0.30	$0.32	$0.30

Weighted Average Basic Shares Outstanding	7,170,406	7,144,178	7,170,406	7,144,178

Weighted Average Diluted Shares Outstanding	7,172,669	7,165,276	7,172,669	7,165,276

Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.